Exhibit 4.1

__________

URANIUM ENERGY CORP.

WARRANT CERTIFICATE

◆

Dated as issued on August 9, 2017

From Uranium Energy Corp. to the Warrant Holder

__________

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 10, 2017.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED FOR RESALE, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

COMMON STOCK PURCHASE WARRANT

URANIUM ENERGY CORP.

Warrant No. 2017 -	◆	Issue Date	August 9, 2017.

Warrant Shares:	◆	Termination Date:	August 9, 2022.
(subject to earlier termination as provided herein)

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ◆, of ◆, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and, subject to Section 2(d), on or prior to the close of business on the five year anniversary of the Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Uranium Energy Corp., a Nevada corporation (the “Company”), up to ◆ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.          Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

a)	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

b)	“Board of Directors” means the board of directors of the Company.

c)	“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

d)	“Commission” means the United States Securities and Exchange Commission.

e)	“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

f)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

g)	“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

h)	“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

i)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

j)	“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

k)	“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTCQX, OTCQB or OTC Pink operated by the OTC Markets Group, Inc. (or any successors to any of the foregoing.

l)	“Transfer Agent” means Transfer Online, Inc., the current transfer agent of the Company, with a mailing address of 512 SE Salmon Street, Portland, Oregon 97214, and any successor transfer agent of the Company.

m)	“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the OTC Pink published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Company’s common stock purchase warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.          Exercise.

a)	Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issuance Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto. Within the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(c)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)	Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be US$2.30, subject to adjustment hereunder (the “Exercise Price”).

c)            Mechanics of Exercise.

i.	Delivery of Warrant Shares Upon Exercise. The Company shall use best efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price is received within the earlier of (i) three Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

ii.	Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.	Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.	Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(c)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.	Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.	Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d)	Earlier Termination. If at any time prior to the Termination Date, the closing price of the Company’s shares of common stock on its principally traded exchange equals or exceeds US$4.00 per share for a period of 20 consecutive trading days, the Company may accelerate the expiry date of the Warrants by giving notice of the same to the Holder (the date of the Holder’s receipt of such notice being an “Early Termination Event”), then the Warrants represented hereby shall expire and be void and of no effect at 5:00 p.m. (Vancouver, British Columbia, Canada time) on the 31st day after the Early Termination Event (the “Early Termination Date”); provided that at all times from the date of the Early Termination Event through and including the Early Termination Date there is an effective registration statement under the Securities Act and/or under any applicable state securities laws and regulations, and a current prospectus available under the Securities Act, for the resale of the Warrant Shares by the Holder. Notwithstanding this Section 2(d), if the Early Termination Date falls on a date subsequent to the Termination Date, the Warrants represented hereby shall expire and be void and of no effect at 5:00 p.m. (Vancouver, British Columbia, Canada time) on the Termination Date.

Section 3.          Certain Adjustments.

For the purposes of this Section 3, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this Section 3:

(1)          “Adjustment Period” means the period commencing on the date of issue of the Warrants and ending at the Expiry Time;

(2)          “Current Market Price” of the shares of Common Stock at any date means the price per share equal to the weighted average price at which the shares of Common Stock have traded on the NYSE MKT or such other stock exchange or over-the-counter market as may be selected by the directors of the Company for such purpose, acting reasonably, during the period of any 20 consecutive trading days ending not more than five business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all shares of Common Stock sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of shares of Common Stock so sold; and provided further that if the shares of Common Stock are not then listed on any stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Company and in such case, shall be subject to NYSE MKT acceptance;

(3)          “director” means a director of the Company for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Company as a board or, whenever empowered, action by the appropriate committee of such board; and

(4)          “trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

The Exercise Price and the number of shares of Common Stock issuable to the Holder upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

a)	Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) shall fix a record date for the payment of, or pays, a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 3(a) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into shares of Common Stock, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of shares of Common Stock actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

b)	Rights Offering. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding shares of Common Stock of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock at a price per share to the holder (or in the case of securities exchangeable for or convertible into shares of Common Stock, at an exchange or conversion price per share) at the date of issue of such securities of less than the Current Market Price of the shares of Common Stock on such record date (any of such events being called a “Rights Offering”), then in each case the Exercise Price shall be multiplied by a fraction of which: (1) the numerator shall be the aggregate of (i) the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the record date for the Rights Offering, and (ii) the quotient determined by dividing: (A) either (x) the product of the number of shares of Common Stock offered during the Rights Period pursuant to the Rights Offering and the price at which such shares of Common Stock are offered, or (y) the product of the exchange or conversion price of the securities so offered and the number of shares of Common Stock for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by (B) the Current Market Price of the shares of Common Stock as of the record date for the Rights Offering; and (2) the denominator shall be the aggregate of the number of shares of Common Stock outstanding on such record date and the number of shares of Common Stock offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into shares of Common Stock the number of shares of Common Stock for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this Section 3(b), there is more than one purchase, conversion or exchange price per share of Common Stock, the aggregate price of the total number of additional shares of Common Stock offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per share of Common Stock, as the case may be. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 3(b) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this Section 3(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of shares of Common Stock actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

c)	Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable as though exercised immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

d)	Special Distribution. If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding shares of Common Stock of:

(i)	shares of the Company of any class other than shares of Common Stock;

(ii)	rights, options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock (other than rights, options or warrants pursuant to which holders of shares of Common Stock are entitled, during a period expiring not more than forty-five days after the record date for such issue, to subscribe for or purchase shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock at a price per share (or in the case of securities exchangeable for or convertible into shares of Common Stock at an exchange or conversion price per share) at the date of issue of such securities to the holder of at least the Current Market Price of the shares of Common Stock on such record date);

(iii)	evidences of indebtedness of the Company; or

(iv)	any property or assets of the Company;

and if such issue or distribution does not constitute an adjustment contemplated by Section 3(a) or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction: (A) the numerator of which shall be the difference between (1) the product of the number of shares of Common Stock outstanding on such record date and the Current Market Price of the shares of Common Stock on such record date, and (2) the fair value, as determined in good faith by the directors of the Company, to the holders of shares of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and (B) the denominator of which shall be the product obtained by multiplying the number of shares of Common Stock outstanding on such record date by the Current Market Price of the shares of Common Stock on such record date.

Any shares of Common Stock owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 3(d) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock referred to in this Section 3(d), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of shares of Common Stock issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

e)	Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f)	Notice to Holder.

i.	Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.	Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.          Transfer of Warrant.

a)	Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)	New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)	Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.          Miscellaneous.

a)	No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i), except as expressly set forth in Section 3.

b)	Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)	Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)	Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)	Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)	Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)	Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)	Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)	Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)	Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)	Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)	Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)	Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[The remainder of this page has been intentionally left blank.

The signatures are contained on the immediately following page.]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by its officer thereunto duly authorized, as of the date set forth below.

URANIUM ENERGY CORP.

By:
Pat Obara
Chief Financial Officer

Dated: August      , 2017.

__________

NOTICE OF EXERCISE

TO:	URANIUM ENERGY CORP. (the “Corporation”).

1.               The undersigned hereby irrevocably subscribes for and exercises the right to acquire ________________ Warrant Shares of the Corporation (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Warrant Certificate) and encloses a bank draft, certified check or money order in lawful money of the United States of America payable to the Corporation for the aggregate Exercise Price.

2.               The Warrant Shares (or other securities or property) are to be registered as follows:

Name:
(print clearly)

Address in full:

Number of shares of Common Stock:

3.               If the Warrant Shares are not being delivered to a DWAC Account Number, such securities should be sent by courier to:

Name:
(print clearly)

Address in full:

If the Warrant Shares are being delivered to a DWAC Account Number, please use the following DWAC Account number:

If the number of Warrants exercised is less than the number of Warrants represented by the accompanying Warrant Certificate, the undersigned requests that the new Warrant Certificate representing the balance of the Warrants be registered in the name of the undersigned and should be sent by courier to:

Name:
(print clearly)

Address in full:

4.               The undersigned represents, warrants and certifies as follows (one of the following must be checked):

(a)	the undersigned holder at the time of exercise of the Warrants is not in the United States, is not a “U.S. person” as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and is not exercising the Warrants on behalf of, or for the account or benefit of a U.S. person or a person in the United States and did not execute or deliver this exercise form in the United States;

(b)	the undersigned holder is resident in the United States or is a U.S. person who is a resident of the jurisdiction referred to in the address appearing below, and is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”) and has completed the U.S. Accredited Investor Status Certificate in the form annexed hereto as Appendix A; or

(c)	if the undersigned holder is resident in the United States or is a U.S. person and has not checked the box in (b) above, the undersigned holder has delivered to the Corporation and the Corporation’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Corporation) or such other evidence satisfactory to the Corporation to the effect that with respect to the securities to be delivered upon exercise of this Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

“United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

Note: Certificates representing shares of common stock of the Corporation will not be registered or delivered to an address in the United States unless Box 4(b) or 4(c) above is checked.

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking alternative (b) above, the undersigned represents and warrants to the Corporation that:

1.	the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant Shares, and the undersigned is able to bear the economic risk of loss of its entire investment;

2.	the undersigned is: (a) purchasing the Warrant Shares for its own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (b) is purchasing the Warrant Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (c) in the case of the purchase by the undersigned of the Warrant Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (i) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (ii) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

3.	the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

The undersigned acknowledges and agrees that:

1.	the Corporation has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Warrant Shares;

2.	if the undersigned decides to offer, sell or otherwise transfer any of the Warrant Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Warrant Shares directly or indirectly, unless:

(a)	the sale is pursuant to an effective registration statement under the U.S. Securities Act;

(b)	the sale is to the Corporation;

(c)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(d)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(e)	the Warrant Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel or other documentation reasonably satisfactory to the Corporation;

3.	the Warrant Shares are “restricted securities” under applicable federal securities laws, and the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Warrant Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

4.	other than as otherwise agreed to by the Corporation pursuant to the terms of that certain Share Purchase Agreement, dated May 9, 2017, among the Corporation and each Pacific Road Resources Fund A, Pacific Road Resources Fund B and Pacific Road Holdings S.à.r.l., and the Registration Rights Agreement forming part of the Share Purchase Agreement, the Corporation has no obligation to register any of the Warrant Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);

5.	unless the Warrant Shares are registered under the U.S. Securities Act, the certificates representing the Warrant Shares (and any certificates issued in exchange or substitution for the Warrant Shares) will bear a legend, in the form required by the certificate representing the Warrants, stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

6.	there may be material tax consequences to the undersigned of an acquisition or disposition of the Warrant Shares;

7.	funds representing the exercise price for the Warrant Shares which will be advanced by the undersigned to the Company upon exercise of the Warrants will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to this exercise form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the exercise price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith; and

8.	the Corporation will refuse to register any transfer of the Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration and the undersigned consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED the __________ day of ________________, 20___.

(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.	The registered holder may exercise its right to receive Warrant Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised together with payment of the aggregate Exercise Price, by certified check, bank draft or money order payable to the order of the Corporation, and such other documents as the Corporation may reasonably require, to the Corporation at: (a) its Principal Executive Office at Suite 1830, 1030 West Georgia Street, Vancouver, British Columbia, Canada, V6E 2Y3; Attention: Chief Financial Officer; or (b) its Corporate Office at 500 North Shoreline, Suite 800N, Corpus Christi, Texas, U.S.A., 78401; Attention: Chief Financial Officer. Certificates for Warrant Shares will be delivered in accordance with the terms of the Warrant Certificate after the exercise of the Warrants. The rights of the registered holder hereof cease if the Warrants are not exercised prior to 5:00 p.m. (Vancouver, British Columbia, Canada time) on the Termination Date, subject to earlier termination as set forth in Section 2(e) of the accompanying Warrant Certificate.

2.	If Box 4(c) is checked, any opinion tendered must be from counsel of recognized standing in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel in connection with the exercise of the Warrants should contact the Corporation in advance to determine whether any opinions tendered will be acceptable to the Corporation.

__________

Appendix A to Notice of Exercise Form

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding Warrants to acquire Warrant Shares of URANIUM ENERGY CORP. (the “Corporation”) by the holder, the holder hereby represents and warrants to the Corporation that the holder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the holder is exercising such warrants, satisfies one or more of the following categories of U.S. Accredited Investor (please write “W/H” for the undersigned holder, and “B/O” for each beneficial owner, if any, on each line that applies):

____	Category 1.	A bank, as defined in Section 3(a)(2) of the United States Securities Act of 1933 (the “U.S. Securities Act”); or

____	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

____	Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

____	Category 4.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

____	Category 5.	An investment company registered under the United States Investment Company Act of 1940; (the “U.S. Investment Company Act”); or

____	Category 6.	A business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act; or

____	Category 7.	A small business investment company licensed by the United States Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

____	Category 8.	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

____	Category 9.	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are U.S. Accredited Investors; or

____	Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

____	Category 11.	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Warrant Shares offered, with total assets in excess of US$5,000,000; or

____	Category 12.	Any director or executive officer of the Corporation; or

____	Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US$1,000,000 (for the purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of securities contemplated by the accompanying Warrant Exercise Form, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of securities contemplated by the accompanying Warrant Exercise Form exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability); or

____	Category 14.	A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

____	Category 15.	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Warrant Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

____	Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories - if this alternative is selected you must identify each equity owner and provide statements from each demonstrating how they qualify as an accredited investor.

DATED the _____ day of _____________, 20__

Print name of Warrantholder

By:
Signature

Title

(Please print name of individual whose signature appears above, if different from name of Warrantholder printed above)

__________

TRANSFER FORM FOR WARRANTS

TO:	URANIUM ENERGY CORP.

FOR value received I/we (the “Transferor”) hereby sell, assign, and transfer unto:

(Name of Transferee)

(Address of Transferee)

Warrants of
(Quantity)

URANIUM ENERGY CORP. (the “Corporation”)

represented by:
(List Certificate Numbers)

and the undersigned hereby irrevocably constitutes and appoints:

the attorney to transfer the said Warrants on the books of the Corporation with full power of substitution in the premises.

The Transferor hereby certifies that (check either A or B):

____	(A)	the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “1933 Act”), in which case the Transferor has delivered or caused to be delivered by the Transferee a written opinion of U.S. legal counsel or other documentation acceptable to the Corporation to the effect that the transfer of the Warrants is exempt from the registration requirements of the 1933 Act; or

____	(B)	the transfer of the Warrants is being made in reliance on Rule 904 of Regulation S under the 1933 Act, and certifies that:

(1)	the undersigned is not an “affiliate” (as defined in Rule 405 under the 1933 Act) of the Corporation or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”;

(2)	the offer of such securities was not made to a person in the United States and at the time the offer was accepted, the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

(3)	neither the Transferor nor any person acting on its behalf engaged in any “directed selling efforts” (as such term is used in Regulation S) in connection with the offer and sale of the Warrants; and

(4)	the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the 1933 Act.

“United States” and “U.S. person” are as defined in Regulation S under the 1933 Act. If Option B is checked, the Corporation may, in its sole discretion, require the Transferor or the Transferee to furnish a written opinion of U.S. legal counsel or other documentation acceptable to the Corporation to the effect that the transfer of the Warrants is excluded from the registration requirements of the 1933 Act.

DATED this             day of ___________________, 20_____.

(Signature of Warrantholder)

(Name of Warrantholder - Please print)

(Capacity of Authorized Representative)

Instructions:

1.	The signature on this assignment must correspond with the name as written upon the face of the accompanying Warrant Certificate, in every particular, without alteration or change whatever.

2.	In Canada, the signature must be guaranteed by a Canadian schedule 1 chartered bank, major Trust Corporation or by a member firm of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The stamp must bear the words “Signature Medallion Guaranteed”.

3.	In the United States of America, signature guarantees must be done by members of a Medallion Signature Guarantee Program only. Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of an acceptable Medallion Program.

4.	If the Transferor is in a jurisdiction that does not have a Medallion Signature Guarantee Program, then the Transferor will provide such other documentation as reasonably required by the Company or its transfer agent, as applicable.

__________

TRANSFEREE ACKNOWLEDGMENT

The Transferee acknowledges and agrees that the Warrants may not be offered, sold, pledged or otherwise transferred in the absence of: (a) an effective registration statement under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating thereto; or (b) an exemption from the registration requirements of the U.S. Securities Act. Each Warrant Certificate, and each certificate representing Common Stock issuable upon exercise thereof, shall contain a legend on the face thereof, in the appropriate form, setting forth the restrictions on transfer referred to in the Warrant Certificate, unless in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to the Corporation), the securities represented thereby are not, at such time, required by law to bear such legend, or in the case of the Common Stock, are transferred pursuant to an effective registration statement under the U.S. Securities Act. The holder acknowledges and agrees that the Warrants represented by this Warrant Certificate, and the Common Stock issuable upon exercise thereof, constitute “restricted securities” under the U.S. Securities Act.

Any certificate issued at any time in exchange or substitution for any certificate bearing a restrictive legend shall also bear such legend unless in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to the Corporation), the securities represented thereby are not, at such time, required by law to bear such legend.

In connection with this transfer the undersigned transferee (the “Transferee”) certifies that the Transferor or Transferee is delivering a written opinion of U.S. legal counsel acceptable to the Corporation to the effect that this transfer of Warrants has been registered under the U.S. Securities Act or is exempt from registration thereunder.

DATED the ___ day of __________, 20__

In the presence of:	(Signature of Transferee)

(Witness)	(Name of Transferee – Please print)

(Name of Witness – Please print)	(Capacity of Authorized Representative)

The Warrants and the Common Stock issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws. The Warrants may only be exercised in the manner required by the Warrant Certificate and the Warrant Exercise Form attached thereto. Any securities acquired pursuant to this exercise of Warrants shall be subject to applicable hold periods and any certificate representing such securities may bear restrictive legends.

__________